UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2004

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act PAGE 2

ITEM 1.01. Entry into a Material Definitive Agreement

On August 30, 2004, the Board of Directors of the Registrant approved certain amendments to its Executive Stock Ownership Program (the "ESOP"). These amendments provide (i) that a participant must satisfy one-fifth of their ownership requirement by the 6th month after the date they become subject to ESOP (as oppose to the original requirement of 60 days) and (ii) that a participant is no longer subject to termination of employment for failing to own the required amount of stock under the ESOP, but in lieu thereof may now have future annual incentive payments reduced or converted into deferred shares. A copy of the full text of the ESOP as amended is attached as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

Exhibits

Exhibit No.	Description	Page

99.1	Navistar International Corporation Executive Stock Ownership Program, as amended.	E-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date:	August 31, 2004	/s/ Mark T. Schwetschenau
Mark T. Schwetschenau
Senior Vice President and Controller
(Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Navistar International Corporation Executive Stock Ownership Program, as amended.	E-1